UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2014 (December 27, 2013)

Mymetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-25132	25-1741849
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Route de la Corniche 4
1066 Epalinges, Switzerland	NA
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  011 41 21 653 4535

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On January 3, 2014, Mymetics Corporation, a Delaware corporation (“Mymetics”) filed a current report on Form 8-K reporting the entry into a material definitive agreement under Item 1.01 and did not disclose that Exhibit 10.1 had been redacted to omit provisions of that Exclusive License and Collaboration Agreement (the "Agreement") between Mymetics' wholly-owned subsidiary, Bestewil Holding B.V., and RSV Corporation that it deemed confidential and for which it sought confidential treatment from the U.S. Securities and Exchange Commission ("SEC").  This Amendment No. 1 on Form 8-K/A amends and restates Item 9.01 of the prior disclosure to reflect that confidential treatment request.  In addition, a revised Agreement has been included as Exhibit 10.1 to this Form 8-K/A to include the previously omitted amount of the up-front license fee in section 5.1 of the Agreement.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1	Exclusive License and Collaboration Agreement dated December 27, 2013 between Bestewil Holding B.V. and RSV Corporation*

*Portions of this exhibit 10.1 have been omitted and separately filed with the SEC with a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 28, 2014	MYMETICS CORPORATION

	By:	/s/ Ronald Kempers
Ronald Kempers
President and Chief Executive Officer